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Exhibit 99.1

Contact:	Donald H. Anderson, President/CEO Randall J. Larson, Executive Vice President/CFO 303-626-8200

TRANSMONTAIGNE ANNOUNCES RESULTS FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2003 AND SCHEDULES CONFERENCE CALL

Tuesday, February 17, 2004	Immediate Release

Denver, Colorado—TransMontaigne Inc. (AMEX:TMG) today announced financial results for the three and six months ended December 31, 2003. The Company today filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

FOR THE THREE AND SIX MONTHS ENDED
DECEMBER 31, 2003 AND 2002
(000s, except per share data)

	Three Months Ended		Six Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Income Statement Data
Revenues	$2,174,162	$2,023,857	$4,724,736	$3,768,594
Net operating margins (deficiencies):(1)
Supply, distribution and marketing	8,403	(8,924)	20,145	(1,312)
Terminals, pipelines, and tugs and barges	15,165	10,745	29,860	21,673
Operating income (loss)(2)	6,675	(11,612)	17,172	(7,743)
Earnings (loss) before income taxes	(1,572)	(13,613)	1,722	(12,748)
Net earnings (loss)	(943)	(9,737)	1,033	(9,201)
Net loss attributable to common stockholders	(1,634)	(10,732)	(349)	(11,191)
Net loss per common share—basic	(0.04)	(0.27)	(0.01)	(0.28)
Non-GAAP Performance Measure
Adjusted operating income(3)	$19,793	$14,948	$34,925	$23,447
Cash Flow Activities
Net cash used by operating activities	$(23,799)	$(46,979)	$(40,673)	$(18,240)
Net cash used by investing activities	(5,981)	(13,598)	(13,400)	(16,251)
Net cash provided by financing activities	28,372	50,896	42,640	9,603
	December 31, 2003	June 30, 2003
Balance Sheet Data
Working capital(4)	$69,384	$63,946
Long-term debt	200,000	200,000

(1)
Net operating margins (deficiencies) represent revenues, less product costs and other direct costs and expenses.

(2)
Operating income (loss) represents net operating margins (deficiencies), less selling, general and administrative expenses, lower of cost or market write-downs on product linefill and tank bottom volumes, corporate relocation and transition expenses, and depreciation and amortization.

(3)
See Supplement B for reconciliation of adjusted operating income to operating income (loss) and earnings (loss) before income taxes.

(4)
Working capital represents current assets less current liabilities.

Reported revenues for the three months ended December 31, 2003 were approximately $2.2 billion, up from approximately $2.0 billion for the comparable period in the prior year. Net operating margins for the three months ended December 31, 2003 were approximately $23.6 million compared to approximately $1.8 million for the three months ended December 31, 2002. Net loss for the three months ended December 31, 2003, was approximately $(0.9) million compared to approximately $(9.7) million for the three months ended December 31, 2002. Net operating margins and net loss in the current fiscal period were impacted by inventory gains recognized, inventory gains deferred, and lower of cost or market write-downs, which affects comparability among periods. TransMontaigne believes that adjusted net operating margins and adjusted operating income, which eliminate the impact of these inventory adjustments, is a useful measure to evaluate and compare performance between reporting periods. Supplement B provides information about how we derive "adjusted operating income" and potential limitations of adjusted operating income as a measure of financial performance and provides a reconciliation of adjusted operating income to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our adjusted net operating margins for the supply, distribution and marketing segment for the three months ended December 31, 2003 were approximately $15.6 million, as compared to $13.3 million during the three months ended December 31, 2002. The increase of approximately $2.3 million for the current fiscal period was due principally to increases in heavy oil margins of approximately $3.4 million from the Coastal Fuels assets and approximately $1.0 million in supply management services, offset by decreases in light oil margins of approximately $2.0 million. Our adjusted net operating margins for the supply, distribution and marketing segment for the six months ended December 31, 2003 and 2002, were approximately $26.4 million and $21.0 million, respectively. The increase of approximately $5.4 million for the current fiscal period was due principally to increases in heavy oil margins of approximately $4.9 million from the Coastal Fuels assets and approximately $4.5 million in trading activities, offset by decreases in light oil margins of approximately $2.9 million and approximately $1.1 million in supply management services.

The net operating margins from our terminals, pipelines, tugs and barges were approximately $15.2 million for the three months ended September 30, 2003 as compared to approximately $10.7 million for the three months ended September 30, 2002. The increase of approximately $4.5 million is due principally to the acquisition of the Coastal Fuels assets, which generated approximately $4.3 million of net operating margin in the current fiscal period. The net operating margins from our terminals, pipelines, tugs and barges for the six months ended December 31, 2003 and 2002, were approximately $29.9 million and $21.7 million, respectively. The increase of approximately $8.2 million is due principally to the acquisition of the Coastal Fuels assets, which generated approximately $7.9 million of net operating margin in the current fiscal period.

Selling, general and administrative expenses for the three months ended December 31, 2003 and 2002, were approximately $10.9 million and $8.8 million, respectively. Selling, general and administrative expenses for the six months ended December 31, 2003 and 2002, were approximately $21.3 million and $18.1 million, respectively. Selling, general and administrative expenses were in line with expectations for the current fiscal period.

Our average delivered volumes under our various sales arrangements are as follows (in barrels per day):

	Three Months Ended		Six Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Rack sales	116,000	122,000	129,000	125,000
Contract sales	204,000	106,000	191,000	105,000
Supply management services contracts	24,000	12,000	23,000	12,000
Bulk sales	309,000	412,000	355,000	375,000

Total	653,000	652,000	698,000	617,000

Restatement of the Adoption of EITF Issue 02-03

Following discussions with the staff of the Securities and Exchange Commission, we have restated our consolidated statement of operations for the year ended June 30, 2003 to report a change in accounting for our inventories—base operating volumes effective as of October 1, 2002, as a component of the cumulative effect of a change in accounting principle upon the adoption of EITF Issue 02-03, Issue Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities.

The restatement has no impact on the consolidated balance sheets as of June 30, 2003 and 2002 and the consolidated statements of cash flows for the years ended June 30, 2003, 2002 and 2001. The effects of the restatement on the consolidated statement of operations for the year ended June 30, 2003 were to reduce operating income and earnings before income taxes by approximately $10.6 million ($6.5 million net of tax) with an offsetting increase in the cumulative effect of a change in accounting principle upon the adoption of EITF 02-03 by approximately $6.5 million. The restatement had no impact on net earnings, just the components within net earnings.

Conference Call

TransMontaigne Inc. also announced today that it has scheduled a conference call for Thursday, February 19, 2004 at 11:00 a.m. (EST) regarding the above information. Analysts, investors and other interested parties are invited to listen to management's presentation of the quarterly and semi-annual results and the supplemental financial information by accessing the call as follows:

(800) 288-8975
Ask for:
TransMontaigne

A playback of the conference call will be available from 12:30 p.m. (MST) on Thursday, February 19, 2004 until 11:59 p.m. (MST) on Thursday, February 26, 2004 by calling:

USA: 800-475-6701
International: 320-365-3844
Access Code: 721324

TransMontaigne Inc. is a refined petroleum products distribution and supply company based in Denver, Colorado with operations in the United States, primarily in the Gulf Coast, Midwest and East Coast regions. The Company's principal activities consist of (i) terminal, pipeline, and tug and barge operations, (ii) supply management services, supply, distribution and marketing. The Company's customers include refiners, wholesalers, distributors, marketers, and industrial and commercial end-users of refined petroleum products. Corporate news and additional information about TransMontaigne Inc. is available 24 hours a day, 7 days a week on the Company's web site: www.transmontaigne.com

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

Supplement A

TRANSMONTAIGNE INC. AND SUBSIDIARIES

Our CEO reviews our financial performance using a non-GAAP financial performance measure that we refer to as "adjusted operating income"(1) for purposes of making operating decisions, allocating resources and assessing financial performance. Adjusted operating income excludes recurring items that are included in the most comparable GAAP measure. Therefore, the use of adjusted operating income may be subject to limitations compared to the use of the most comparable GAAP measure.(2) Nevertheless, TransMontaigne's management believes that adjusted operating income is an appropriate financial performance measure for evaluating TransMontaigne's performance and operating its business.(3) Our adjusted operating income is as follows (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Terminals, Pipelines, and Tugs and Barges(4)
Historical facilities	$10,852	$10,745	$21,985	$21,673
Coastal Fuels assets(5)	4,313	—	7,875	—

Adjusted net operating margins	15,165	10,745	29,860	21,673

Supply, Distribution and Marketing(6)
Light oil margins	7,580	9,545	12,440	15,370
Heavy oil margins(5)	3,425	—	4,866	—
Supply management services margins	4,110	3,158	6,480	7,540
Trading margins, net	457	640	2,588	(1,955)

Adjusted net operating margins	15,572	13,343	26,374	20,955

Total adjusted net operating margins	30,737	24,088	56,234	42,628
Selling, general and administrative expenses	(10,944)	(8,775)	(21,315)	(18,106)
Corporate relocation and transition	—	(365)	—	(1,449)
Dividend income	—	—	6	374

Adjusted operating income(1)(2)(3)	$19,793	$14,948	$34,925	$23,447

(1)
Adjusted operating income is composed of our adjusted operating margins for each of our business segments offset by selling, general and administrative expenses and corporate relocation and transition expenses and increased by dividend income. Adjusted operating income differs from operating income as determined in accordance with GAAP in the treatment of our inventories—discretionary volumes, the exclusion of depreciation and amortization expense, and the inclusion of dividend income.

(2)
The presentation of adjusted operating income should not be used exclusively as an alternative to operating income as determined in accordance with GAAP as an indicator of our operating performance. As a result of the implementation of EITF 02-03, our inventories—discretionary volumes are carried at the lower of cost (FIFO) or market, while our corresponding derivative and risk management contracts are marked to market. As a result, if prices are increasing during the end of a quarter, we are likely to report significant losses on derivative and risk management contracts and significant deferred gains on discretionary inventory volumes held for immediate sale or exchange at the end of that quarter and report significant gains on our beginning inventories—discretionary volumes held for immediate sale or exchange when they are sold in the following quarter. Adjusted operating income treats our inventories—discretionary volumes held for immediate sale or exchange and our derivative and risk management contracts on a mark-to-market basis. As discussed in Note 3, below, management believes that adjusted operating income is a useful measure to evaluate TransMontaigne's performance. However, adjusted operating income excludes items that are included in the most comparable GAAP measure, which may limit the usefulness of adjusted operating income for some purposes compared to the most comparable GAAP measure.

  For example, adjusted operating income excludes depreciation and amortization expense. The exclusion of depreciation and amortization expense from adjusted operating expense could be viewed as limiting the usefulness of the adjusted operating income as a performance measure because it does not account in current periods for the implied reduction in value of our capital assets, such as storage tanks and barges, caused by aging and wear and tear. Management compensates for this limitation by recognizing that depreciation and amortization are largely offset by repair and maintenance costs, which keep the actual value of our principal fixed assets from declining. These maintenance costs are a component of direct operating costs and expenses that are included in adjusted net operating margins and adjusted operating income.

  Adjusted operating income also does not reflect the implied expenses reported for lower of cost or market write-downs on base operating inventory volumes that may be reported in periods of declining commodity prices. Base operating inventory volumes are product volumes that must remain in the common carrier pipeline systems we use to transport our product to our terminals. The exclusion of these write-downs could be viewed as limiting the usefulness of adjusted operating income as a performance measure because declines in the market value of this product are not taken into account in current results. Management compensates for this limitation by recognizing that these volumes must remain in the common carrier system in order for our terminals and pipelines to function. TransMontaigne would sell or dispose of these volumes only in connection with the sale, closure or significant decrease in the nature and scope of our supply, distribution and marketing business. Consequently, these base operating inventory volumes are, in management's view, more like a fixed asset than inventory held for sale in the ordinary course of business.

(3)
Adjusted operating income treats our inventories—discretionary volumes held for immediate sale or exchange and our derivative and risk management contracts on a mark-to-market basis. As discussed above, EITF 02-03 changed GAAP to require that we report the value of our inventories—discretionary volumes at the lower of cost or market, while our corresponding derivative and risk management contracts are marked to market. As a result, if prices are increasing during the end of a quarter, under GAAP we are likely to report significant losses on derivative and risk management contracts and significant deferred gains on discretionary inventory volumes held for immediate sale or exchange at the end of that quarter and report significant gains on our beginning inventories—discretionary volumes held for immediate sale or exchange when they are sold in the following quarter.

  Adjusted operating income may, however, be limited as a measure of financial performance because it does not use the lower of cost or market method of accounting for our inventories—discretionary volumes held for immediate sale or exchange. The lower of cost or market method prevents the recognition of gains from commodity price increases prior to realization of gains on the actual sale of inventory and, therefore, is considered to be a more conservative method of valuing inventory. TransMontaigne believes that this limitation is compensated for by the deep and active market for refined petroleum products, which makes market prices readily available and permits product to be readily sold, as well as by the high rate of turnover of TransMontaigne's inventory.

  We believe that adjusted operating income is useful to investors because it adjusts the treatment of our inventories in calculating adjusted operating income so that our inventories—discretionary volumes held for immediate sale or exchange are reflected at fair value, which matches the treatment of our derivative and risk management contracts. Because our inventories—discretionary volumes are composed of refined petroleum products, which are commodities with established trading markets and readily ascertainable market prices, we believe that the financial performance of the supply, distribution and marketing segment can be appropriately evaluated using the mark-to-market method rather than the lower-of-cost-or-market method of accounting for our inventories—discretionary volumes held for immediate sale or exchange. Adjusted operating income permits us to measure and analyze the financial performance of TransMontaigne's overall business, which involves the use of risk management contracts to reduce commodity price risk on product inventories and focuses on producing income through supply, distribution, and marketing activities. Therefore, by including the effects of changes in the fair value of our inventories—discretionary volumes held for immediate sale or exchange in adjusted operating income in the period in which the fair value actually changes, we believe that adjusted operating income gives investors a useful indication of TransMontaigne's financial performance. We manage the commodity price risk associated with our inventories—discretionary volumes held for immediate sale or exchange through the use of NYMEX futures contracts that are closely related to our actual inventory positions. Because the NYMEX contracts settle daily, global commodity price risk in our inventory position is managed, and changes in commodity prices are not likely to distort the financial performance of the Company. Because refined petroleum product commodity prices can be volatile, some investors may consider this alternative measure of performance to be useful because changes in commodity prices would be less likely to distort the financial performance of the Company.

  Our working capital credit facility also uses a measure substantially identical to adjusted operating income to measure compliance with our financial covenants.

(4)
Our "adjusted net operating margins" for the terminals, pipelines, and tugs and barges segment are composed of revenues, less direct operating costs and expenses. There are no differences between "adjusted net operating margins" for our terminals, pipelines, and tugs and barges segment and the net operating margins for that segment in our historical financial statements.

(5)
The acquisition of both Coastal Fuels Marketing, Inc. and Coastal Tug and Barge, Inc. closed on February 28, 2003, and accordingly, the adjusted net operating margins attributable to those activities are included only from the date of acquisition.

(6)
For our supply, distribution and marketing segment, "adjusted net operating margins" are composed of revenues less, cost of product sold and other direct costs and expenses. For purposes of computing our "adjusted net operating margins" for the supply, distribution and marketing segment, cost of product sold is reflected at market value, which matches the treatment of our derivative and risk management contracts. Additionally, for purposes of computing our "adjusted net operating margins," our discretionary inventories—base operating volumes are maintained at original cost. The differences between "adjusted net operating margins" for the supply, distribution and marketing segment and the net operating margins reported for that segment in our historical financial statements are presented in the accompanying Supplement B.

Supplement B

TRANSMONTAIGNE INC. AND SUBSIDIARIES
Reconciliation of "Adjusted Operating Income" to Earnings (Loss) Before Income Taxes

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Adjusted Operating Income	$19,793	$14,948	$34,925	$23,447
Inventory Adjustments:
Gains recognized on beginning inventories—discretionary volumes held for immediate sale or exchange	3,067	12,644	5,855	12,644
Gains deferred on ending inventories—discretionary volumes held for immediate sale or exchange	(15,469)	(33,490)	(15,469)	(33,490)
Change in FIFO cost basis of base operating inventory volumes	5,504	(1,421)	5,718	(1,421)
Lower of cost or market write-downs on base operating inventory volumes	(271)	—	(2,333)	—
Other Items:
Depreciation and amortization	(5,932)	(4,293)	(11,469)	(8,549)
Lower of cost or market write-downs on product linefill and tank bottom volumes	(17)	—	(49)	—
Dividend income	—	—	(6)	(374)

Operating income (loss)	6,675	(11,612)	17,172	(7,743)
Other income (expense), net	(8,247)	(2,001)	(15,450)	(5,005)

Earnings (loss) before income taxes	$(1,572)	$(13,613)	$1,722	$(12,748)

Supplement C

TRANSMONTAIGNE INC. AND SUBSIDIARIES
Quarterly Adjusted Operating Income by Fiscal Year

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Y-T-D Total
Fiscal Year Ending June 30, 2004
Terminals, pipelines, and tugs and barges:
Historical facilities	$11,133	$10,852	—	—	$21,985
Coastal fuels assets	3,562	4,313	—	—	7,875
Product supply, distribution and marketing:
Light oil and other	9,361	12,147	—	—	21,508
Heavy oil	1,441	3,425	—	—	4,866

Adjusted net operating margins	25,497	30,737	—	—	56,234
Dividend income	6	—	—	—	6
Selling, general and administrative	(10,371)	(10,944)	—	—	(21,315)

Adjusted Operating Income	$15,132	$19,793	—	—	$34,925

Fiscal Year Ended June 30, 2003
Terminals, pipelines, and tugs and barges:
Historical facilities	$10,928	$10,745	$10,874	$9,837	$42,384
Coastal fuels assets	—	—	1,676	3,732	5,408
Product supply, distribution and marketing:
Light oil and other	7,612	13,343	11,669	16,391	49,015
Heavy oil	—	—	2,489	3,810	6,299

Adjusted net operating margins	18,540	24,088	26,708	33,770	103,106
Dividend income	374	—	—	—	374
Selling, general and administrative	(9,331)	(8,775)	(10,440)	(11,945)	(40,491)
Corporate relocation	(1,084)	(365)	—	—	(1,449)

Adjusted Operating Income	$8,499	$14,948	$16,268	$21,825	$61,540

Fiscal Year Ended June 30, 2002
Terminals, pipelines, and tugs and barges:
Historical facilities	$8,341	$8,513	$9,596	$9,268	$35,718
Product supply, distribution and marketing:
Light oil and other	27,599	13,729	20,106	7,313	68,747

Adjusted net operating margins	35,940	22,242	29,702	16,581	104,465
Dividend income and equity earnings	1,349	108	(7)	—	1,450
Selling, general and administrative	(8,465)	(8,185)	(8,955)	(9,606)	(35,211)
Corporate relocation	—	—	(315)	(6,001)	(6,316)

Adjusted Operating Income	$28,824	$14,165	$20,425	$974	$64,388

TRANSMONTAIGNE INC. AND SUBSIDIARIES
Adjusted Operating Income Reconciled to Net Earnings (Loss)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Y-T-D Total
Fiscal Year Ending June 30, 2004
Adjusted Operating Income	$15,132	$19,793	—	—	$34,925
Gains recognized on beginning inventories—discretionary volumes held for immediate sale or exchange	5,855	3,067	—	—	5,855
Gains deferred on ending inventories—discretionary volumes held for immediate sale or exchange	(3,067)	(15,469)	—	—	(15,469)
Change in FIFO cost basis of base operating inventory volumes	214	5,504	—	—	5,718
Lower of cost or market write-downs on base operating inventory volumes	(2,062)	(271)	—	—	(2,333)
Depreciation and amortization	(5,537)	(5,932)	—	—	(11,469)
Lower of cost or market write-downs on product linefill and tank bottom volumes	(32)	(17)	—	—	(49)
Interest expense, net	(6,396)	(6,623)	—	—	(13,019)
Loss on disposition of assets	—	(805)	—	—	(805)
Other financing costs, net	(813)	(819)	—	—	(1,632)
Income tax (expense) benefit	(1,318)	629	—	—	(689)

Net earnings (loss)	$1,976	$(943)	—	—	$1,033

TRANSMONTAIGNE INC. AND SUBSIDIARIES
Adjusted Operating Income Reconciled to Net Earnings (Loss)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Y-T-D Total
Fiscal Year Ended June 30, 2003
Adjusted Operating Income	$8,499	$14,948	$16,268	$21,825	$61,540
Gains recognized on beginning inventories—discretionary volumes held for immediate sale or exchange	—	12,644	33,490	—	12,644
Gains deferred on ending inventories—discretionary volumes held for immediate sale or exchange	—	(33,490)	—	(5,855)	(5,855)
Change in FIFO cost basis of base operating inventory volumes	—	(1,421)	9,723	(7,887)	415
Lower of cost or market write-downs on base operating inventory volumes	—	—	(12,412)	(23)	(12,435)
Depreciation and amortization	(4,256)	(4,293)	(4,851)	(5,971)	(19,371)
Lower of cost or market write-downs on product linefill and tank bottom volumes	—	—	(633)	—	(633)
Interest expense, net	(3,224)	(2,967)	(3,759)	(4,469)	(14,419)
Other financing costs, net	(154)	966	(1,725)	(4,363)	(5,276)
Income tax benefit (expense)	(329)	5,173	(13,722)	368	(8,510)
Cumulative effect adjustment	—	(1,297)	—	—	(1,297)

Net earnings (loss)	$536	$(9,737)	$22,379	$(6,375)	$6,803

Fiscal Year Ended June 30, 2002
Adjusted Operating Income	$28,824	$14,165	$20,425	$974	$64,388
Lower of cost or market write-downs on product linefill and tank bottom volumes	(849)	(12,114)	—	—	(12,963)
Gain (loss) on disposition of assets, net	(1,295)	—	—	1,282	(13)
Depreciation and amortization	(4,282)	(4,024)	(4,143)	(4,107)	(16,556)
Interest expense, net	(2,789)	(2,757)	(3,577)	(2,714)	(11,837)
Other financing costs, net	(4,076)	(11)	1,384	(6,293)	(8,996)
Income tax benefit (expense)	(5,902)	1,801	(5,354)	3,990	(5,465)

Net earnings (loss)	$9,631	$(2,940)	$8,735	$(6,868)	$8,558

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  Exhibit 99.1
  TRANSMONTAIGNE ANNOUNCES RESULTS FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2003 AND SCHEDULES CONFERENCE CALL
  Supplement A
  Supplement B
  Supplement C